UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MELLANOX TECHNOLOGIES, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MELLANOX TECHNOLOGIES, LTD.

NOTICE OF POSTPONEMENT OF
2013 ANNUAL GENERAL MEETING OF
SHAREHOLDERS

To the Shareholders of Mellanox Technologies, Ltd.:

NOTICE IS HEREBY GIVEN of the postponement of the Annual General Meeting of Shareholders (the “Meeting”) of Mellanox Technologies, Ltd (the “Company”) which was convened on Monday, May 20, 2013 (reference numbers for the notices regarding the Meeting which were published on Magna are 2013-02-062116, 2013-02-032311, 2013-02-031288, 2013-02-031279), in accordance with Section 74 of the Israeli Companies Law, 1999. The adjourned Meeting (the “Adjourned Meeting”) shall convene on June 3, 2013 at 17:00 (ISR time) at the offices of the Company, located at Beit Mellanox, Yokneam, Israel 20692. The Company is holding the adjourned Meeting for the purpose of approving the agenda items set forth in the notice of Annual General Meeting which was published by the Company on the Magna on April 9, 2013 (reference number 2013-02-031288)  (the “Notice”). Only holders of record of ordinary shares of the Company at the close of business on April 8, 2013 (the “Record Date”) will be entitled to notice of, to attend and to vote at the Adjourned Meeting and any adjournments or postponements thereof. Shareholders of the Company are cordially invited to attend the Adjourned Meeting in person or by proxy or by voting instruction card pursuant to the instructions set forth in the Notice. The voting instruction card was published by the Company on the Magna on April 9, 2013 (reference number 2013-02-031279).